Exhibit 99.1
NEWS RELEASE
CONTACT:
Al Galgano
952-224-6096
al.galgano@spok.com

Spok Reports Fourth Quarter And Full Year 2025 Results
Q4 Software Operations Bookings Up 14% from Prior Year, and Nearly 83% From the Prior Quarter
Year-Over-Year Managed Services Revenue Growth Drives Nearly 5% Growth in Software Revenue
Company Provides 2026 Financial Guidance

Plano, Tx. (February 25, 2026) - Spok Holdings, Inc. (NASDAQ: SPOK), a global leader in healthcare communications, today announced results for the fourth quarter and full year ended December 31, 2025. In addition, the Company’s Board of Directors declared a regular quarterly dividend of $0.3125 per share, payable on March 31, 2026, to stockholders of record on March 16, 2026.
Recent Highlights:
•Full year net income up 6.1% from 2024
•Fourth quarter software operations bookings included 12 six- and 2 seven-figure customer contracts
•Software backlog totaled $58.2 million at December 31, 2025, as the Company continues to focus on multi-year and managed services bookings
•Fourth quarter 2025 wireless average revenue per unit (ARPU) was $8.26, up 1.2% on a year-over-year basis
•Wireless quarterly net churn improves to 1.3%, a 12-basis point improvement from the prior quarter
•Capital returned to stockholders in the fourth quarter of 2025 totaled $6.4 million
•Research and development costs totaled $12.2 million in 2025, supporting Spok's investment in the Company's industry-leading solutions to fuel future growth
•Cash and cash equivalents balance of $25.3 million at December 31, 2025, and no debt

Spok.com

Exhibit 99.1
NEWS RELEASE
"I am very proud of our Spok team as they were able to regain the positive momentum that we saw in the beginning of 2025,” said Vincent D. Kelly, chief executive officer of Spok Holdings, Inc. “In the fourth quarter, we generated a nearly 83% sequential increase in software operations bookings, while continued growth in average revenue per wireless unit drove a slight increase in wireless revenue. Our focus continues to be to generate cash flow and return capital to stockholders, while responsibly investing for future growth. In 2025, we demonstrated our ability to do this and have positioned ourselves to continue this tradition in 2026. In addition to returning $27.3 million to our stockholders in 2025, we continued to invest in our Spok Care Connect and Wireless solutions with over $12 million devoted to developing our world-class product platform. We believe that these investments will continue to create stockholder value.

"Spok continues its proud legacy of balancing the necessary investments in our products and infrastructure with returning capital to our stockholders," continued Kelly. "In 2025, we generated $29 million of adjusted EBITDA and returned the majority of that amount to our stockholders in the form of our regular quarterly dividend. After hitting its low point in the first quarter due to seasonal working capital needs, our cash, and cash equivalents balances continued to grow throughout the year, totaling nearly $25.3 million at year-end, up approximately $4 million from the prior quarter.

"Based on our positive momentum in the fourth quarter of 2025, and our visibility into our very robust product sales pipeline, we provided full year 2026 financial guidance estimates for revenue and adjusted EBITDA. At the high-end of the guidance range, we are on track to again grow consolidated revenue in 2026, on a year-over-year basis, with continued growth in software revenue, partially offset with declines in wireless revenue. The midpoint of our adjusted EBITDA guidance is also up from 2025." concluded Kelly.

Spok.com

Exhibit 99.1
NEWS RELEASE
Financial Highlights:

	For the three months ended December 31,			For the twelve months ended December 31,
(Dollars in thousands)	2025	2024	Change (%)	2025	2024	Change (%)
Revenue
Wireless revenue
Paging revenue	$16,844	$17,750	(5.1)%	$68,559	$70,958	(3.4)%
Product and other revenue	970	620	56.5%	3,963	2,565	54.5%
Total wireless revenue	$17,814	$18,370	(3.0)%	$72,522	$73,523	(1.4)%

Software revenue
License	1,246	1,283	(2.9)%	7,347	7,648	(3.9)%
Professional services - projects	$3,545	$3,503	1.2%	$15,496	$14,616	6.0%
Professional services - managed services	1,981	1,226	61.6%	6,623	3,259	103.2%
Hardware	197	269	(26.8)%	1,287	1,382	(6.9)%
Maintenance and subscription	9,078	9,241	(1.8)%	36,433	37,225	(2.1)%
Total software revenue	$16,047	$15,522	3.4%	$67,186	$64,130	4.8%
Total revenue	$33,861	$33,892	(0.1)%	$139,708	$137,653	1.5%

	For the three months ended December 31,			For the twelve months ended December 31,
(Dollars in thousands)	2025	2024	Change (%)	2025	2024	Change (%)
GAAP
Operating expenses	$29,920	$29,254	2.3%	$119,998	$118,688	1.1%
Net income	$2,930	$3,644	(19.6)%	$15,881	$14,965	6.1%
Cash and cash equivalents (as of period end)	$25,280	$29,145	(13.3)%	$25,280	$29,145	(13.3)%
Capital returned to stockholders	$6,398	$6,336	1.0%	$27,259	$26,381	3.3%

Non-GAAP
Adjusted operating expenses	$28,852	$28,313	1.9%	$116,111	$113,436	2.4%
Adjusted EBITDA	$6,702	$7,055	(5.0)%	$29,005	$29,173	(0.6)%

Spok.com

Exhibit 99.1
NEWS RELEASE

	For the three months ended December 31,			For the twelve months ended December 31,
(Dollars in thousands, excluding units in service and ARPU)	2025	2024	Change (%)	2025	2024	Change (%)
Key Statistics
Wireless units in service (000's) (as of period end)	675	720	(6.3)%	675	720	(6.3)%
Wireless average revenue per unit (ARPU)	$8.26	$8.16	1.2%	$8.20	$7.97	2.9%
Software operations bookings(1)	$8,120	$7,124	14.0%	$32,560	$34,083	(4.5)%
Software backlog (as of period end)(2)	$58,197	$62,439	(6.8)%	$58,197	$62,439	(6.8)%
(1) Software operations bookings includes net new (i.e., new customers or incremental add-on sales to existing customers) sales of license, professional services, equipment, and first-year maintenance.
(2) Software backlog excludes $16.1 million and $5.6 million of contractual obligations that are deemed cancellable by the customer without significant penalty as of December 31, 2025 and 2024, respectively.
Financial Outlook:
The Company also provided its financial guidance and expects the following for the full year 2026:

(Unaudited and in millions)	Current Guidance Full Year 2026
	From	To
Revenue
Wireless	$68.0	$71.0
Software	$68.0	$72.0
Total Revenue	$136.0	$143.0

Adjusted EBITDA	$27.5	$32.5
2025 Fourth Quarter Call:
Management will host a conference call and webcast to discuss these financial results on Wednesday, February 25, 2026, at 5:00 p.m. Eastern Time. The presentation is open to all interested parties and may include forward-looking information.
Conference Call Details

Date/Time:	Wednesday, February 25, 2026, at 5:00 p.m. ET
Webcast:	https://www.webcast-eqs.com/registration/Spok_Q4_2025
U.S. Toll-Free Dial In:	877-407-0890
International Dial In:	1-201-389-0918

Spok.com

Exhibit 99.1
NEWS RELEASE
To access the call, please dial in approximately ten minutes before the start of the call. For those unable to join the live call, an OnDemand version of the webcast will be available following the call under the URL link and on the investor relations website.

* * * * * * * * *
About Spok
Spok Holdings, Inc. (NASDAQ: SPOK), headquartered in Plano, Texas, is proud to be a global leader in healthcare communications. We deliver clinical information to care teams when and where it matters most to improve patient outcomes. Top hospitals rely on the Spok Care Connect® platform to enhance workflows for clinicians and support administrative compliance. Our customers send over 70 million messages each month through their Spok® solutions. Spok enables smarter, faster clinical communication. For more information, visit spok.com.
Spok is a trademark of Spok Holdings, Inc. Spok Care Connect and Spok Mobile are trademarks of Spok, Inc.
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: adjusted operating expenses and adjusted EBITDA. Adjusted operating expenses excludes depreciation and accretion expense, impairment of intangible assets and severance and restructuring costs. Adjusted EBITDA represents net income/(loss) before interest income/expense, income tax benefit/expense, depreciation and accretion expense, stock-based compensation expense, impairment of intangible assets, legal costs unrelated to core business activities and non-recurring in nature, and severance and restructuring. With respect to our expectations under "Financial Outlook" above, reconciliation of adjusted EBITDA to net income is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and uncertainty with respect to certain items included in net income that are excluded from adjusted EBITDA, in particular, income tax benefit/expense, stock-based compensation expenses, impairment of intangible assets, severance and restructuring and other non-recurring expenses. These items can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot be reasonably predicted.
We believe that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to Spok's financial condition and results of operations. We use these non-GAAP measures for financial, operational, and budgetary decision-making purposes, to understand and evaluate our core operating performance and trends, and to generate future operating plans. We believe that these non-GAAP financial measures permit

Spok.com

Exhibit 99.1
NEWS RELEASE
us to more thoroughly analyze key financial metrics used to make operational decisions and allow us to assess our core operating results. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies who present similar non-GAAP financial measures. We adjust for certain items because we do not regard these costs as reflective of normal costs related to the ongoing operation of the business in the ordinary course. In general, these items possess one or more of the following characteristics: non-cash expenses, factors outside of our control, items that are non-operational in nature, and unusual items not expected to occur in the normal course of business. We believe it is important to exclude these costs, given that they do not represent future operational costs under this strategic business plan. This allows us to assess the underlying performance of our core business under this new strategic business plan.
We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principle of these non-GAAP financial measures is that they exclude significant amounts that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business.
Safe Harbor Statement under the Private Securities Litigation Reform Act
Statements contained herein or in prior press releases which are not historical fact, such as statements regarding our future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause our actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, our ability to manage wireless network rationalization to lower our costs without causing disruption of service to our customers; our ability to retain key management personnel and to attract and retain talent within the organization; the productivity of our sales organization and our ability to deliver effective customer support; our ability to identify potential acquisitions, finance, consummate and successfully integrate such acquisitions, and achieve the expected benefits of such acquisitions; economic conditions, such as recessionary economic cycles, the impact of trade disputes, tariffs and other trade protection measures, higher interest rates, inflation and higher levels of unemployment; risks related to our overall business strategy, including maximizing revenue and cash generation from our established businesses and returning capital to stockholders through dividends and repurchases of shares of our common stock; competition for our services and products from new technologies or those offered and/or developed from firms that are substantially larger and have much greater financial and human capital resources; continuing decline in the number of paging units we have in service with customers, commensurate with a continuing

Spok.com

Exhibit 99.1
NEWS RELEASE
decline in our wireless revenue; our ability to address changing market conditions with new or revised software solutions; undetected defects, bugs, or security vulnerabilities in our products; our dependence on the United States healthcare industry; long sales cycle of our software solutions and services; our reliance on third-party vendors to supply us with wireless paging equipment; our ability to maintain successful relationships with our channel partners; our ability to protect our rights in intellectual property that we own and develop and the potential for material litigation claiming intellectual property infringement by us; our use of open source software, third-party software and other intellectual property; our reliance on data centers and other computer systems, hardware, software and satellite networks and telecommunications systems infrastructure (collectively, "IT Systems") and technologies provided by third parties, and technology systems and electronic networks supplied and managed by third parties; cyberattacks, data breaches, system disruptions or other compromises to our or our critical third parties’ IT Systems, data, products or services; our ability to realize the benefits associated with our deferred income tax assets; future impairments of our long-lived assets or goodwill; risks related to data privacy and protection-related laws and regulation; and our ability to manage changes related to regulation, including laws and regulations affecting hospitals and the healthcare industry generally, as well as other risks described from time to time in our periodic reports and other filings with the Securities and Exchange Commission. Although Spok believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Spok disclaims any intent or obligation to update any forward-looking statements.

Tables to Follow

Spok.com

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended		For the year ended
	12/31/2025	12/31/2024	12/31/2025	12/31/2024
Revenue:
Wireless	$17,814	$18,370	$72,522	$73,523
Software	16,047	15,522	67,186	64,130
Total revenue	33,861	33,892	139,708	137,653
Operating expenses:
Cost of revenue (exclusive of items shown separately below)	7,665	7,064	29,785	28,707
Research and development	3,022	2,626	12,216	11,694
Technology operations	6,149	6,091	24,603	25,635
Selling and marketing	4,194	4,349	17,703	16,220
General and administrative	7,822	8,183	31,804	31,180
Depreciation and accretion	858	938	3,429	4,148
Severance and restructuring	210	3	458	1,104
Total operating expenses	29,920	29,254	119,998	118,688
% of total revenue	88.4%	86.3%	85.9%	86.2%
Operating income	3,941	4,638	19,710	18,965
% of total revenue	11.6%	13.7%	14.1%	13.8%
Interest income	152	245	820	1,153
Other income (expense)	128	5	912	(86)
Income before income taxes	4,221	4,888	21,442	20,032
Provision for income taxes	(1,291)	(1,244)	(5,561)	(5,067)
Net income	$2,930	$3,644	$15,881	$14,965
Basic net income per common share	$0.14	$0.18	$0.77	$0.74
Diluted net income per common share	$0.14	$0.18	$0.75	$0.73
Basic weighted average common shares outstanding	20,606,387	20,276,596	20,554,970	20,241,073
Diluted weighted average common shares outstanding	21,070,034	20,577,508	21,054,447	20,565,287
Cash dividends declared per common share	0.3125	0.3125	1.2500	1.2500

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	12/31/2025	12/31/2024

ASSETS	(Unaudited)

Current assets:
Cash and cash equivalents	$25,280	$29,145
Accounts receivable, net	22,644	21,950
Prepaid expenses	8,909	9,362
Other current assets	1,051	840
Total current assets	57,884	61,297
Non-current assets:
Property and equipment, net	5,723	5,952
Operating lease right-of-use assets	6,477	8,249
Goodwill	99,175	99,175
Deferred income tax assets, net	36,530	41,686
Other non-current assets	322	744
Total non-current assets	148,227	155,806
Total assets	$206,111	$217,103

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$3,975	$5,630
Accrued compensation and benefits	7,361	7,363
Deferred revenue	30,452	28,366
Operating lease liabilities	2,676	2,904
Other current liabilities	4,645	4,511
Total current liabilities	49,109	48,774
Non-current liabilities:
Asset retirement obligations	4,902	5,945
Operating lease liabilities	4,263	5,869
Other non-current liabilities	1,458	1,769
Total non-current liabilities	10,623	13,583
Total liabilities	59,732	62,357
Commitments and contingencies
Stockholders' equity:
Preferred stock	$—	$—
Common stock	2	2
Additional paid-in capital	108,212	105,736
Accumulated other comprehensive loss	(1,756)	(1,784)
Retained earnings	39,921	50,792
Total stockholders' equity	146,379	154,746
Total liabilities and stockholders' equity	$206,111	$217,103

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in thousands)

	For the year ended
	12/31/2025	12/31/2024
Operating activities:
Net income	$15,881	$14,965
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and accretion	3,429	4,148
Deferred income tax expense	5,168	4,573
Stock-based compensation	5,007	4,956
Gain on sale of domain name	(701)	—
Gain on asset retirement obligation settlement	(123)	—
Provisions for credit losses, service credits and other	1,254	846
Changes in assets and liabilities:
Accounts receivable	(1,955)	506
Prepaid expenses and other assets	652	(1,845)
Net operating lease liabilities	(62)	(36)
Accounts payable and other liabilities	(1,742)	(1,184)
Deferred revenue	2,141	1,993
Net cash provided by operating activities	28,949	28,922
Investing activities:
Purchases of property and equipment	(3,753)	(3,209)
Proceeds from sale of domain name	701	—
Net cash used in investing activities	(3,052)	(3,209)
Financing activities:
Cash distributions to stockholders	(27,259)	(26,381)
Proceeds from issuance of common stock under the Employee Stock Purchase Plan	312	272
Purchase of common stock for tax withholding on vested equity awards	(2,843)	(2,428)
Net cash used in financing activities	(29,790)	(28,537)
Effect of exchange rate on cash and cash equivalents	28	(20)
Net decrease in cash and cash equivalents	(3,865)	(2,844)
Cash and cash equivalents, beginning of period	29,145	31,989
Cash and cash equivalents, end of period	$25,280	$29,145

SPOK HOLDINGS, INC.
UNITS IN SERVICE, MARKET SEGMENTS,
AND AVERAGE REVENUE PER UNIT (ARPU)
(Unaudited and in thousands)

	For the three months ended
	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Account size ending units in service (000's)
1 to 100 units	36	37	38	39	40	41	42	43
101 to 1,000 units	112	113	116	121	120	125	128	135
>1,000 units	527	534	540	545	560	564	577	575
Total	675	684	694	705	720	730	747	753

Market segment as a percent of total ending units in service
Healthcare	83.6%	84.1%	85.7%	85.5%	85.6%	85.7%	85.8%	86.1%
Government	4.9%	5.0%	4.0%	4.0%	4.0%	4.1%	4.4%	4.1%
Large enterprise	3.8%	3.7%	3.8%	3.8%	3.9%	4.0%	4.0%	3.9%
Other(1)	7.7%	7.2%	6.5%	6.7%	6.5%	6.2%	5.8%	5.9%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Account size ARPU
1 to 100 units	$13.26	$12.92	$12.88	$13.04	$13.08	$12.70	$12.51	$12.66
101 to 1,000 units	9.97	9.83	9.72	9.64	9.60	9.19	9.06	9.14
>1,000 units	7.56	7.51	7.54	7.59	7.50	7.33	7.21	7.23
Total	$8.26	$8.19	$8.20	$8.24	$8.16	$7.95	$7.84	$7.89

(1) Other includes hospitality, resort and indirect units

RECONCILIATION OF ADJUSTED OPERATING EXPENSES
(Unaudited and in thousands)

	For the three months ended		For the year ended
	12/31/2025	12/31/2024	12/31/2025	12/31/2024
Operating expenses	$29,920	$29,254	$119,998	$118,688
Add back:
Depreciation and accretion	(858)	(938)	(3,429)	(4,148)
Severance and restructuring	(210)	(3)	(458)	(1,104)
Adjusted operating expenses	$28,852	$28,313	$116,111	$113,436

RECONCILIATION OF ADJUSTED EBITDA
(Unaudited and in thousands)

	For the three months ended		For the year ended
	12/31/2025	12/31/2024	12/31/2025	12/31/2024
Net income	$2,930	$3,644	$15,881	$14,965
Add back:
Provision for income taxes	1,291	1,244	5,561	5,067
Other income (expense)	(128)	(5)	(912)	86
Interest income	(152)	(245)	(820)	(1,153)
Depreciation and accretion	858	938	3,429	4,148
EBITDA	$4,799	$5,576	$23,139	$23,113
Adjustments:
Stock-based compensation	1,188	1,476	4,903	4,956
Severance and restructuring	210	3	458	1,104
Legal costs unrelated to core business activities and non-recurring in nature	$505	$—	$505	$—
Adjusted EBITDA	$6,702	$7,055	$29,005	$29,173